UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2025

HUGOTON ROYALTY TRUST

(Exact name of registrant as specified in its charter)

Texas	001-10476	58-6379215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Argent Trust Company Trustee 3838 Oak Lawn Ave, Suite 1720
Dallas, Texas		75219-4518
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 588-7839

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest	HGTXU	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information.

Argent Trust Company (“Argent”), as Trustee of the Hugoton Royalty Trust (the “Trust”) (OTCQB: HGTXU) previously disclosed on July 21, 2025, that due to the failure to timely file its 1st Quarter Form 10-Q, the Trust was not in compliance with the OTCQB continuing requirements, which caused the Trust units to be listed on the OTC Pink market. As of July 28, 2025, and August 13, 2025, respectively, Argent has filed both the quarterly report on Form 10-Q for the three months ended March 31, 2025, and the quarterly report on Form 10-Q for the three months ended June 30, 2025. The Trust is now current in its filing obligations under the Securities Exchange Act of 1934, which has brought the Trust back into compliance with the OTCQB. Argent has submitted all material to apply for relisting of the Trust units on the OTCQB. That application has been approved and as of August 21, 2025 the Trust resumed trading on the OTCQB under the ticker symbol HGTXU.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUGOTON ROYALTY TRUST
		By:	ARGENT TRUST COMPANY, TRUSTEE
Date:	August 22, 2025	By:	/s/ NANCY WILLIS
Nancy Willis
Director of Royalty Trust Services